Ernst & Young LLP
                              Chartered Accountants
                                 Pacific Centre
                                 P.O. Box 10101
                             700 West Georgia Street
                            Vancouver, Canada V7Y 1C7



October 19, 2006

China Media1 Corp.
142 - 757 West Pender Street
Suite 328
Vancouver, BC     V6C 1A1

Attention:  Mr. Ernest Cheung, President and Chief Operating Officer
            Mr. Danny Hon, Chief Financial Officer

Dear Sirs:

It has come to our attention that yesterday, on October 18, 2006, an amended Form 10-KSB for the year ended December 31, 2005 was filed by China Media1 Corp. through EDGAR (the "Filing"). The Filing included an Ernst & Young LLP audit report dated April 25, 2006, except for Note 6 which was as of September 29, 2006.

We had not provided our consent to the use of our audit report in the Filing and as Mr. James Birch discussed earlier today with Mr. Danny Hon, we are not in a position to provide such consent at this time. We therefore ask that you contact your securities counsel and request that the Filing be withdrawn or, in the alternative, determine the appropriate course of action given that the company does not have our consent to the use our audit report.


Yours very truly,


/s/ Ernst & Young LLP

Chartered Accountants